Calculation of Filing Fee Tables
S-8
Symbotic Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $.0001 per share	Other	6,391,314	$ 50.39	$ 322,058,312.46	0.0001531	$ 49,307.13
Total Offering Amounts:						$ 322,058,312.46		$ 49,307.13
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 49,307.13
Offering Note
[1]	(1) Covers (a) shares of Class A common stock, par value $0.0001 per share ("Class A Common Stock"), of Symbotic Inc. under the Symbotic Inc. 2022 Omnibus Incentive Compensation Plan ("Omnibus Plan"), (b) shares of Class A Common Stock of Symbotic Inc. under the Symbotic Inc. 2022 Employee Stock Purchase Plan ("ESPP" and together with the Omnibus Plan, the "Plans"), and (c) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate amount of additional shares of Class A Common Stock that may be offered and issued under the Plans to prevent dilution resulting from stock splits, stock dividends or similar transactions. (2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and (h) under the Securities Act, on the basis of the average of the high and low prices of Class A Common Stock as reported by the Nasdaq Stock Market on August 1, 2025. (3) Consists of an additional 5,326,095 shares of Class A Common Stock authorized for issuance in respect of awards to be granted under the Omnibus Plan and an additional 1,065,219 shares of Class A Common Stock authorized for issuance in respect of awards to be granted under the ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A